Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190 TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212 December 9, 2016

WESCO International, Inc.

225 West Station Square Drive

Suite 700

Pittsburgh, Pennsylvania 15219

Re:	Registration Statement on Form S-4 Filed by WESCO International, Inc. and WESCO Distribution, Inc. Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as counsel for WESCO International, Inc., a Delaware corporation (the “Parent Guarantor”), and WESCO Distribution, Inc., a Delaware corporation and wholly owned subsidiary of the Parent Guarantor (the “Company”), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $350,000,000 aggregate principal amount of 5.375% Notes due 2024 of the Company (the “Exchange Notes”) for an equal principal amount of 5.375% Notes due 2024 of the Company outstanding on the date hereof (the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of June 15, 2016 (the “Indenture”), by and among the Company, the Parent Guarantor and U.S. Bank National Association, as trustee (the “Trustee”). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (each, a “Guarantee”) on a senior unsecured basis by the Parent Guarantor.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS

DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES • MADRID

MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • RIYADH

SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

WESCO International, Inc.

December 9, 2016

2. The Guarantee of the Exchange Notes of the Parent Guarantor, when it is issued and delivered in exchange for the Guarantee of the Outstanding Notes of the Parent Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of the Parent Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

For purposes of the opinions expressed herein, we have assumed that: (i) the Trustee has authorized, executed and delivered the Indenture; (ii) the Outstanding Notes have been, and the Exchange Notes will be, duly authenticated by the Trustee in accordance with the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Parent Guarantor. The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion or view as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day